Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)
($ millions except per share)

	Three Months Ended Dec. 31,
	2008	2007

Railway operating revenues:
Coal	$798	$601
General merchandise (note 2)	1,224	1,357
Intermodal	480	496
Total railway operating revenues	2,502	2,454

Railway operating expenses:
Compensation and benefits	609	623
Purchased services and rents	405	396
Fuel	269	353
Depreciation	206	197
Materials and other	200	199
Total railway operating expenses	1,689	1,768

Income from railway operations	813	686

Other income - net	18	34
Interest expense on debt	112	108

Income before income taxes	719	612

Provision for income taxes:
Current	158	107
Deferred	109	106
Total income taxes	267	213

Net income	$452	$399

Earnings per share:
Basic	$1.23	$1.04
Diluted	$1.21	$1.02

Weighted average shares outstanding (millions) (note 4):
Basic	365.8	381.6
Diluted	372.4	389.9

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)
($ millions except per share)

	Years Ended Dec. 31,
	2008	2007

Railway operating revenues:
Coal (note 1)	$3,111	$2,315
General merchandise (note 2)	5,492	5,196
Intermodal	2,058	1,921
Total railway operating revenues	10,661	9,432

Railway operating expenses:
Compensation and benefits (note 3)	2,684	2,552
Purchased services and rents	1,599	1,551
Fuel	1,638	1,169
Depreciation	804	775
Materials and other	852	800
Total railway operating expenses	7,577	6,847

Income from railway operations	3,084	2,585

Other income - net	110	93
Interest expense on debt	444	441

Income before income taxes	2,750	2,237

Provision for income taxes:
Current	744	648
Deferred	290	125
Total income taxes	1,034	773

Net income	$1,716	$1,464

Earnings per share:
Basic	$4.60	$3.74
Diluted	$4.52	$3.68

Weighted average shares outstanding (millions) (note 4):
Basic	372.3	389.6
Diluted	380.0	397.8

Norfolk Southern Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)
($ millions)
	As of Dec. 31,
	2008	2007

Assets

Current assets:
Cash and cash equivalents	$618	$206
Accounts receivable - net	870	942
Materials and supplies	194	176
Deferred income taxes	149	190
Other current assets	168	161
Total current assets	1,999	1,675

Investments	1,779	1,974

Properties less accumulated depreciation	22,247	21,583

Other assets	272	912

Total assets	$26,297	$26,144

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,140	$1,139
Income and other taxes	261	203
Other current liabilities	220	237
Current maturities of long-term debt	484	369
Total current liabilities	2,105	1,948

Long-term debt	6,183	5,999

Other liabilities	2,046	2,039

Deferred income taxes	6,366	6,431
Total liabilities	16,700	16,417

Stockholders' equity:
Common stock $1.00 per share par value, 1,350,000,000 shares authorized; outstanding 366,233,106 and 379,297,891 shares,
respectively, net of treasury shares	368	380
Additional paid-in capital	1,680	1,466
Accumulated other comprehensive loss	(952)	(399)
Retained income	8,501	8,280

      Total stockholders' equity

	9,597	9,727

      Total liabilities and stockholders' equity

	$26,297	$26,144

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)
($ millions)

	Years Ended Dec. 31,
	2008	2007

Cash flows from operating activities:
Net income	$1,716	$1,464
Reconciliation of net income to net cash provided by
operating activities:
Depreciation	815	786
Deferred income taxes	290	125
Gains and losses on properties and investments	(29)	(51)
Changes in assets and liabilities affecting operations:
Accounts receivable	269	30
Materials and supplies	(18)	(25)
Other current assets	(8)	(17)
Current liabilities other than debt	(262)	38
Other - net	(58)	(17)
Net cash provided by operating activities	2,715	2,333

Cash flows from investing activities:
Property additions	(1,558)	(1,341)
Property sales and other transactions	109	124
Investments, including short-term	(86)	(635)
Investment sales and other transactions	307	827
Net cash used in investing activities	(1,228)	(1,025)

Cash flows from financing activities:
Dividends	(456)	(377)
Common stock issued - net	229	183
Purchase and retirement of common stock (note 4)	(1,128)	(1,196)
Proceeds from borrowings	1,425	250
Debt repayments	(1,145)	(489)

Net cash used in financing activities	(1,075)	(1,629)

Net increase (decrease) in cash and cash equivalents	412	(321)

Cash and cash equivalents:
At beginning of year	206	527

At end of year	$618	$206

Supplemental disclosure of cash flow information

Cash paid during the period for:
Interest (net of amounts capitalized)	$421	$441
Income taxes (net of refunds)	$615	$603

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.   COAL REVENUES

      Third quarter 2008 includes $22 million related to a coal customer's 2008 contracted volume shortfall and a nonrecurring effect related to the implementation of NS' new export coal billing system.

2.   CONTRACT SETTLEMENT

      Fourth quarter 2007 automotive revenue includes $26 million related to a contract settlement.

3.   LABOR AGREEMENT

      2008 includes $31 million for lump-sum payments (including payroll taxes) due under a new labor agreement with the Brotherhood of Locomotive Engineers and Trainmen (BLET).

4.   STOCK REPURCHASE PROGRAM

In March 2007, NS' Board of Directors amended the stock repurchase program that was authorized in November 2005 so as to increase the number of shares of NS common stock that may be repurchased from 50 million to 75 million.  In addition, the term of the program was shortened from December 31, 2015 to December 31, 2010.  During 2008, NS purchased and retired 19.4 million shares of common stock at a cost of $1.1 billion.  Since inception of the stock repurchase program in 2006, NS has repurchased and retired 64.7 million shares at a total cost of $3.3 billion.